                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            _______________________


                                   FORM T-1

                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
              TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                            ______________________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


         New York                                              13-5160382
(Jurisdiction of incorporation                            (I.R.S. employer
 if not a U.S. national bank)                             identification no.)

   48 Wall Street, New York, New York                               10286
  (Address of principal executive offices)                        (Zip Code)

                       NATIONWIDE HEALTH PROPERTIES, INC.
              (Exact name of obligor as specified in its charter)


          Maryland                                               95-3997619
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                              identification no.)

   4675 MacArthur Court, Suite 1170
        Newport Beach, California                                   92660
 (Address of principal executive offices)                         (Zip Code)

                           _________________________


                                Debt Securities
                      (Title of the indenture securities)

                                    GENERAL

ITEM 1. General Information.

           Furnish the following information as to the Trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

    Superintendent of Banks of the State of      2 Rector Street, New York, N.Y. 10006,
    New York                                     and Albany, N.Y. 12203
    Federal Reserve Bank of New York             33 Liberty Plaza, New York, N.Y. 10045
    Federal Deposit Insurance Corporation        Washington, D.C. 20549
    New York Clearing House Association          New York, N.Y.

       (b) Whether it is authorized to exercise corporate trust powers:

            Yes.

ITEM 2. Affiliations with Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None. (See Note on page 2.)

                         _____________________________
ITEM 16. List of Exhibits:

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

 1. - A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (See Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

 4. - A copy of the existing By-laws of the Trustee. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

 6. - The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1, Registration Statement No. 33-44051.)

 7. - A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (See Exhibit 7 to Form T-1, Registration Statement No. 33-55379.)

                                      NOTE
                                      ----

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                           __________________________

                                   SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of November, 1996.


                                    The Bank of New York


                                    By: Byron Merino

                                       ---------------------
                                        Byron Merino
                                        Assistant Treasurer

                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10266
                    And Foreign and Domestic Subsidiaries,
      a member of the Federal Reserve System, at the close of business June 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
      ASSETS                                               in Thousands
      Cash and balances due from
        depository institutions:
        Noninterest-bearing balances and
          currency and coin...............................  $ 3,650,068
        Interest-bearing balances.........................      738,260
      Securities:
        Held-to-maturity securities.......................      784,969
        Available-for-sale securities.....................    2,033,407
      Federal funds sold and securities
        purchased under agreements to
        resell in domestic offices of
        the bank:
        Federal funds sold................................    3,699,232
        Securities purchased under
        agreements to resell..............................       20,000
      Loans and lease financing
        receivables:
        Loans and leases, net of unearned
          Income.............. 28,109,045
        LESS: Allowance for loan and
          lease losses........... 586,658
        LESS: Allocated transfer risk
          reserve.................... 429
        Loans and leases, net of unearned
          income, allowance, and reserve..................   27,521,958
      Assets held in trading accounts.....................      678,844
      Premises and fixed assets (including
        capitalized leases)...............................      608,217
      Other real estate owned.............................       50,599
      Investments in unconsolidated subsidiaries
        and associated companies..........................      235,670
      Customers' liability to this bank on
        acceptances outstanding...........................      904,948
      Intangible assets...................................      450,230
      Other assets........................................    1,299,464
                                                            -----------
      Total assets........................................  $42,675,866
                                                            ===========
      LIABILITIES
      Deposits:
        In domestic offices...............................  $19,223,050
        Noninterest-bearing..... 7,675,758
        Interest-bearing....... 11,547,292
        In foreign offices, Edge and
        Agreement subsidiaries, and IBFs                     11,527,685
        Noninterest-bearing........ 48,502
        Interest-bearing....... 11,479,183
      Federal funds purchased and securities
        sold under agreements to repurchase
        in domestic offices of the bank and
        of its Edge and Agreement
        subsidiaries, and in IBFs:
        Federal funds purchased...........................    1,498,351
        Securities sold under agreements
          to repurchase...................................      126,974
        Demand notes issued to the U.S.
          Treasury........................................      231,865
        Trading liabilities...............................      479,390
        Other borrowed money:
          With original maturity of one year
            or less.......................................    2,521,578
          With original maturity of more than
            one year......................................       20,780
        Bank's liability on acceptances executed
          and outstanding.................................      905,850
        Subordinated notes and debentures.................    1,020,400
        Other liabilities.................................    1,543,657
                                                             ----------
        Total liabilities.................................   39,099,580
                                                             ==========
        EQUITY CAPITAL
        Common stock......................................      942,284
        Surplus...........................................      525,666
        Undivided profits and capital
          reserves........................................    2,124,231
        Net unrealized holding gains
          (losses) on available-for-sale
          securities......................................   (    8,063)
        Cumulative foreign currency translation
          adjustments.....................................   (    7,832)
                                                            -----------
        Total equity capital..............................    3,576,286
                                                            -----------
        Total liabilities and equity capital..............  $42,675,866
                                                            ===========

          I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                      Robert E. Keilman
          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                 J. Carter Bacot   )
                 Alan R. Griffith  }    Directors
                 Thomas A. Renyi   )